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                                                           Exhibit 24.1

                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Duane Reade Inc. of our report dated February 8, 1999 relating to the consolidated financial statements which appear in Duane Reade Inc.'s Annual Report on Form 10-K for the year ended December 26, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


New York, New York
September 8, 1999